SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                    Date of Report
                    (Date of earliest
                    event reported):        February 22, 2002


                               FRESH BRANDS, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                    0-549                           39-2019963
---------------         ----------------------                  ----------
(State or other            (Commission File                   (IRS Employer
jurisdiction of                 Number)                    Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
        -----------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                          ---------------------------
                         (Registrant's telephone number)

Item 9. Regulation FD Disclosure.

       On February 22, 2002, the Registrant issued the following press release, which it is hereby furnishing in this Form 8-K.

NEWS RELEASE

FOR IMMEDIATE RELEASE
                                Contacts:
                                Elwood F. Winn           Armand C. Go
                                President and CEO        Vice President, Chief
                                920-208-4100             Financial Officer,
                                ewinn@shopthepig.com     Treasurer and Secretary
                                                         920-208-4107
                                                         ago@shopthepig.com


               FRESH BRANDS REPORTS RECORD SALES AND EPS FOR 2001;
                    DECLARES FIRST QUARTER 2002 CASH DIVIDEND
                  Provides sales and earnings guidance for 2002

SHEBOYGAN, Wis, February 22, 2002.... Fresh Brands, Inc. (Nasdaq: FRSH) today reported record sales and earnings per share for its fiscal year ended December 29, 2001.

Net sales for 2001 were a record $580.2 million, a 15.6% increase over the prior year's sales of $502.1 million. The significant sales increase was largely attributable to the June, 2001 acquisition of Dick's Supermarkets, Inc. Dick's Supermarkets contributed $57.2 million to net sales in 2001. Net earnings for the year were $7.8 million, compared to net earnings of $7.9 million in 2000. Diluted earnings per share for 2001 were $1.48, an 11.3% increase over diluted earnings per share of $1.33 in the prior year. The improvement in 2001 earnings per share was principally attributable to share repurchases during the year.

EBITDA (earnings before interest, taxes, depreciation and amortization) for 2001 was $20.1 million, a 14.9% increase from EBITDA of $17.5 million in the prior year. Dick's Supermarkets added $2.0 million to 2001 EBITDA.

Retail sales for 2001 improved 30.8% to $271.4 million, compared to $207.5 million in the prior year. The acquisition of Dick's Supermarkets, which was completed in June, added $54.7 million to 2001 retail sales. Net wholesale sales for fiscal 2001 increased 4.9% to $308.8 million, compared to $294.5 million in 2000.

For the fourth quarter of fiscal 2001, net sales were a record $147.1 million, a 21.0% increase over the prior year's fourth quarter sales of $121.6 million. Net earnings for the fourth quarter of 2001 were essentially flat at $2.58 million. Diluted earnings per share for the fourth quarter of 2001 were $0.50, a 13.6% increase over diluted earnings per share of $0.44 for the same period of 2000.

Retail sales for the fourth quarter of 2001 improved 50.1% to $73.8 million, compared to $49.2 million in the fourth quarter of 2000. The acquisition of Dick's added $23.3 million to fourth quarter 2001 retail sales and contributed 47.4% to the increase in retail sales over the fourth quarter in 2000. Net wholesale sales for the fourth quarter of 2001 increased 1.2% to $73.3 million, compared to $72.4 million in the fourth quarter of the prior year.

"We are pleased with our 2001 performance and with the progress we made during the year in pursuing our strategy to grow by adding additional brands and expanding our geographic reach," said Elwood F. Winn, president and chief executive officer of Fresh Brands. "The addition of Dick's Supermarkets to the Fresh Brands family in June, and the opening of our state-of-the-art flagship store in Sheboygan, Wisconsin, in August, were major accomplishments for our company in 2001."

"In addition, we took steps to build the management information systems and facilities infrastructure that will support our future growth. We initiated the process of expanding our freezer and warehouse square footage in Sheboygan to increase the current mix of frozen food items, dairy products and general merchandise we offer and to support our future growth plans. We are also investigating potential products and services that are at the forefront of national industry trends that have the potential to increase same-store sales. These include expanded general merchandise offerings, pharmacies and gas stations."

Winn noted that same store sales for Piggly Wiggly franchise and corporate retail stores increased 2.1% for the fourth quarter and 3.4% for the year, compared to the same periods in 2000. Same store sales represent sales of all Piggly Wiggly corporate and franchise stores that were open throughout 2001 and 2000. "Other factors contributing to fourth quarter and 2001 sales increases included our successful Preferred Power Pricing program, new store replacements and conversions, and store closures by certain competitors. Our gross margin increased to 18.2% in 2001 from 16.5% for the prior year, reflecting a higher retail sales mix following the acquisition of Dick's," Winn said.

Operating expenses for 2001, as a percent of sales, were 15.9%, compared to 14.0% in 2000. Winn indicated that increased operating expenses primarily reflected the increase in the company's percentage of retail sales resulting from the Dick's acquisition. Additionally, ongoing increases in health and accident insurance costs, including a $500,000 supplemental assessment from the retail multi-employer union health plan, gave rise to a higher percentage. Increases also included approximately $1 million in additional depreciation and amortization costs incurred as a result of the Dick's acquisition.

"We are very pleased with the results of the Dick's acquisition and with the progress we have made in gaining synergies as we have integrated both organizations. The increases in our retail and wholesale sales, improvement in our gross margin and nominal earnings growth are consistent with our plan. For 2001, Dick's was nominally accretive to our earnings per share. Additionally, the corresponding increase in operating expenses was an anticipated result of the increased mix of retail sales," Winn said.

Winn said the company opened a new corporate replacement store in Zion, Illinois in January 2002. During the remainder of the year, the company expects additional openings including: a new market corporate store in Kenosha, Wisconsin; one new market franchise store in Oostburg, Wisconsin; two expanded and renovated franchise stores in Waunakee and Mequon, Wisconsin; and new franchise replacement stores in West Bend and Howard, Wisconsin. "The new and expanded stores incorporate many of the innovative design features of our new flagship prototype store in Sheboygan," Winn said.

"Looking ahead, our goal is to achieve a 15% compound annual growth rate in sales over the next five years. We currently expect that our earnings for 2002 will be in the range of $1.60 to $1.75 per share, barring any unusual or unforeseen occurrences in the economy, our markets or our business," said Winn. Both the sales growth rate and the projected earnings per share range assume that the company can achieve its 2002 objectives relating to same store sales growth, additional store conversions into

Piggly Wiggly or Dick's Supermarkets, continued successful integration of the Dick's acquisition into Fresh Brands, and one additional multi-store acquisition.

During the fourth quarter of 2001, the company repurchased 74,000 shares of its common stock at an aggregate price of $1.4 million. During 2001, the company repurchased a total of 743,000 shares at an aggregate price of $9.7 million. At the end of the year, approximately $1.9 million remained available from the company's Board-authorized $25 million share repurchase plan. Also during the fourth quarter of 2001, the company announced the sale of 200,000 shares of its common stock in a private transaction for $3,300,000 to two highly respected local investors. The 200,000 shares represent approximately 3.8% of the 5,269,000 weighted average shares and equivalants outstanding.

Separately, the company announced that its Board of Directors declared a regular first quarter cash dividend of $0.09 per share, payable March 8, 2002, to shareholders of record February 22, 2002.

As a follow-up to this release, Fresh Brands management will host a conference call on Friday, February 22, at 1:15 p.m. CST (2:15 p.m. EST). The call can be accessed by dialing 1-888-566-6129 (passcode is Fresh Brands, leader is Elwood
Winn). The call will be available for replay through Friday, March 1, 2002, by dialing 1-888-393-9634.

Fresh Brands, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail, franchised and independent supermarkets. The corporate-owned and franchised retail supermarkets currently operate under the Piggly Wiggly(R) and Dick's(R) Supermarkets brands. Fresh Brands currently has 72 franchised supermarkets, 27 corporate-owned stores, two distribution centers and a centralized bakery/deli production facility. Stores are located throughout Wisconsin and northern Illinois. For more information, please visit the company's Web site: www.fresh-brands.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company believes, anticipates, expects or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Specifically, forward-looking statements include the Company's statements about its (a) 2002 earnings expectations; (b) five-year compound annual sales growth goals; (c) exploration of plans to expand general merchandise offerings and introduce pharmacies and gas stations; and (d) plans to remodel existing supermarkets, open additional corporate supermarkets and convert existing supermarkets to franchised supermarkets. Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited, to the following: (1) the cost and results of the Company's new business information technology systems replacement project; (2) the presence of intense competitive market activity in the Company's market areas, including competition from warehouse club stores and deep discount supercenters;
(3) the Company's ability to identify and develop new market locations and/or acquisition candidates for expansion purposes; (4) the Company's continuing ability to obtain reasonable vendor marketing funds for promotional purposes;
(5) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; (6) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators; and (7) the Company's ability to integrate and assimilate the acquisition of Dick's Supermarkets, Inc. and to achieve, on a timely basis, the Company's anticipated benefits and synergies thereof. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                               Fresh Brands, Inc.

                       Consolidated Statement of Earnings
                                  (unaudited)
                                                    For the 12-weeks ended                   For the 52-weeks ended
                                               December 29,       December 30,          December 29,         December 30,
                                                   2001               2000                  2001                 2000
                                             ----------------   ----------------      -----------------    ---------------

Net sales...............................     $    147,090,000   $    121,568,000      $     580,201,000    $   502,056,000
Cost of products sold...................          119,032,000        101,588,000            474,565,000        419,303,000
                                             ----------------   ----------------      -----------------    ---------------
     Gross profit.......................           28,058,000         19,980,000            105,636,000         82,753,000
Operating and administrative
     expense............................           23,415,000         16,011,000             92,323,000         70,488,000

Operating income........................            4,643,000          3,969,000             13,313,000         12,265,000
Interest income.........................                6,000            399,000                605,000          1,349,000
Interest expense........................             (493,000)          (197,000)            (1,368,000)          (852,000)
Earnings before income taxes............            4,156,000          4,171,000             12,550,000         12,762,000
Provision for income taxes..............            1,576,000          1,585,000              4,769,000          4,849,000
                                             ----------------   ----------------      -----------------    ---------------

Net earnings............................     $      2,580,000   $      2,586,000      $       7,781,000    $     7,913,000
                                             ================   ================      =================    ===============

Earnings per share - diluted............     $           0.50   $          0.44       $           1.48     $          1.33
Cash dividends paid per share
     of common stock....................     $           0.09   $          0.09       $           0.36     $          0.36

Weighted average common shares
     and equivalents....................            5,132,000          5,916,000              5,269,000          5,951,000


                                                       # # #

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FRESH BRANDS, INC.



Date:  February 22, 2002               By:   /s/ Armand C. Go
                                             -----------------------------------
                                             Armand C. Go
                                             Chief Financial Officer, Vice
                                             President, Secretary and Treasurer